As filed with the Securities and Exchange Commission on May 30, 2006

Registration No. 333-55256

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SIMPLETECH, INC.

(Exact name of registrant as specified in its charter)

California	33-0399154
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3001 Daimler Street

Santa Ana, California 92705-5812

(Address of principal executive offices) (Zip Code)

SIMPLETECH, INC. 2000 STOCK INCENTIVE PLAN

SIMPLETECH, INC. EMPLOYEE STOCK PURCHASE PLAN

(Full title of the Plans)

Manouch Moshayedi

Chief Executive Officer

SIMPLETECH, INC.

3001 Daimler Street

Santa Ana, California 92705-5812

(Name and address of agent for service)

(949) 476-1180

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE*

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

*	The Registration Fee was previously calculated and paid in connection with the filing of the Registration Statement on February 9, 2001 (File No. 333-55256).

No Exhibits are filed with this Post-Effective Amendment.

EXPLANATORY NOTE

Deregistration of Shares Under ESPP

SimpleTech, Inc. (the “Registrant”) registered an additional 1,502,906 shares of its common stock, $0.001 par value (the “Common Stock”), under its 2000 Stock Incentive Plan and 375,726 shares of its Common Stock under its Employee Stock Purchase Plan (the “ESPP”) on Form S-8 (File No. 333-55256) filed with the Securities and Exchange Commission on February 9, 2001 (the “2001 Registration Statement”). The Registrant terminated the ESPP as of December 19, 2005. As a result of the termination of the ESPP, the Registrant’s obligations to maintain the effectiveness of the 2001 Registration Statement with respect to the ESPP have expired. Pursuant to the undertaking contained in the 2001 Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the 2001 Registration Statement to deregister 262,616 shares of its Common Stock registered under the 2001 Registration Statement for issuance under the ESPP that remained unissued as of the date of termination. The shares of Common Stock reserved under the 2000 Stock Incentive Plan are not being deregistered and remain subject to issuance under such plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, California on this 25th day of May 2006.

SIMPLETECH, INC.

By:	/s/ DAN MOSES
Dan Moses
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MANOUCH MOSHAYEDI* Manouch Moshayedi	Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	May 25, 2006

/s/ MIKE MOSHAYEDI* Mike Moshayedi	President and Director	May 25, 2006

/s/ MARK MOSHAYEDI* Mark Moshayedi	Chief Operating Officer, Chief Technical Officer, Secretary and Director	May 25, 2006

/s/ DAN MOSES Dan Moses	Chief Financial Officer and Director (principal financial and accounting officer)	May 25, 2006

/s/ F. MICHAEL BALL* F. Michael Ball	Director	May 25, 2006

/s/ JAMES J. PETERSON James J. Peterson	Director	May 25, 2006

/s/ RAJAT BAHRI Rajat Bahri	Director	May 25, 2006

* By:	/s/ DAN MOSES
Dan Moses
Attorney-in-Fact

*	Pursuant to a Power of Attorney filed with Registration Statement No. 333-55256, filed by the Registrant on February 9, 2001.